EXHIBIT 23.1


                       CONSENT TO INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation of our report, dated May 8, 1998, relating to the consolidated financial statements of First Citizens Corporation and subsidiaries for the two years ended March 31, 1998, included in the 1998 Annual Report to Shareholders and incorporated by reference in this Form 10-KSB in the previously filed Registration Statements of First Citizens Corporation on Form S-8 (No. 333-36765 and 333-37099) and Form S-3 (No. 333-35197 and 333-52207).


                                                  /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
June 26, 1998